UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 11, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On June 11, 2015, Global Partners LP, a Delaware limited partnership (the “Partnership”), Global Operating LLC, a Delaware limited liability company and subsidiary of the Partnership (“Global Operating”), and Global GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the underwriters set forth in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), relating to the public offering of 3,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $38.12 per Common Unit (the “Offering”).  Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase an additional 450,000 Common Units.

The Partnership expects the transaction to close on June 16, 2015, subject to customary closing conditions.  The Partnership expects to receive net proceeds from the Offering of approximately $109.4 million (after deducting underwriting discounts and estimated expenses).  The Partnership expects to use the net proceeds from the Offering to reduce indebtedness outstanding under its revolving credit facility.

The Underwriters and their affiliates have engaged, and may in the future engage in, investment banking, commercial banking and advisory services for the Partnership and its affiliates from time to time in the ordinary course of business for which they have received, and expect to receive, customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the Partnership’s credit agreement and as such may receive a substantial portion of the net proceeds from the Offering.

The Common Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-204233) which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 15, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, Global Operating and the General Partner and customary conditions to closing, indemnification obligations of the Partnership, Global Operating, the General Partner and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibit

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of June 11, 2015, by and among Global Partners LP, Global GP LLC and Global Operating LLC and Barclays Capital Inc., as representative of the underwriters set forth in Schedule 1 to the Underwriting Agreement.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC
its General Partner

Dated: June 16, 2015		By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of June 11, 2015, by and among Global Partners LP, Global GP LLC and Global Operating LLC and Barclays Capital Inc., as representative of the underwriters set forth in Schedule 1 to the Underwriting Agreement.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).